EXHIBIT 2.1








                               AGREEMENT AND PLAN


                                    OF MERGER


                                   DATED AS OF


                                  JUNE 5, 1997


                                  BY AND AMONG


                   EXCEL COMMUNICATIONS, INC., NEW RES, INC.,


                            T-SUB, INC., E-SUB, INC.


                                       AND


                        TELCO COMMUNICATIONS GROUP, INC.

                                TABLE OF CONTENTS


ARTICLE I - THE MERGERS...................................................... 2
 SECTION 1.1 - The Mergers................................................... 2
 SECTION 1.2 - Effective Time................................................ 3
 SECTION 1.3 - Effect of the Mergers......................................... 3
 SECTION 1.4 - Subsequent Actions............................................ 3
 SECTION 1.5 - Certificate of Incorporation; Bylaws; Directors and Officers
                        of Surviving Corporations............................ 4

ARTICLE II - EFFECT ON STOCK OF HOLDINGS, THE SURVIVING
CORPORATIONS AND THE MERGED CORPORATIONS..................................... 5
 SECTION 2.1 - Conversion of Securities...................................... 5
 SECTION 2.2 - Conversion of Shares.......................................... 5
 SECTION 2.3 - Cancellation of Treasury Shares and of Outstanding Holdings
                        Common Stock......................................... 5
 SECTION 2.4 - Conversion of Common Stock of the Merged Corporations
                        into Common Stock of the Surviving Corporations...... 6
 SECTION 2.5 - Exchange of Shares Other Than Treasury Shares................. 6
 SECTION 2.6 - Transfer Books................................................ 8
 SECTION 2.7 - No Fractional Share Certificates.............................. 8
 SECTION 2.8 - Options to Purchase Company Common Stock......................10
 SECTION 2.9 - Certain Adjustments...........................................11

ARTICLE III - CERTAIN MATTERS RELATED TO HOLDINGS............................11
 SECTION 3.1 - Certificate of Incorporation and Bylaws of Holdings...........11
 SECTION 3.2 - Corporate Identity............................................11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF Telco.........................12
 SECTION 4.1 - Organization and Qualification; Subsidiaries..................12
 SECTION 4.2 - Certificate of Incorporation and Bylaws.......................12
 SECTION 4.3 - Capitalization................................................12
 SECTION 4.4 - Authority Relative to this Agreement..........................13
 SECTION 4.5 - No Conflict; Required Filings and Consents....................14
 SECTION 4.6 - SEC Filings; Financial Statements.............................15
 SECTION 4.7 - No Undisclosed Liabilities; Absence of Certain Changes or
                        Events...............................................15
 SECTION 4.8 - Litigation....................................................16
 SECTION 4.9 - No Violation of Law; Permits..................................16
 SECTION 4.10 - Registration Statement; Joint Proxy Statement................17

 SECTION 4.11 - Employee Matters; ERISA...................................... 18
 SECTION 4.12 - Labor Matters................................................ 19
 SECTION 4.13 - Environmental Matters........................................ 20
 SECTION 4.14 - Board Action; Vote Required; Applicability of Article 14..... 23
 SECTION 4.15 - Opinion of Financial Advisor................................. 23
 SECTION 4.16 - Brokers ..................................................... 24
 SECTION 4.17 - Tax Matters.................................................. 24
 SECTION 4.18 - Intellectual Property........................................ 26
 SECTION 4.19 - Insurance.................................................... 26
 SECTION 4.20 - Ownership of Securities...................................... 26
 SECTION 4.21 - Certain Contracts............................................ 27
 SECTION 4.22 - Certain Regulatory Matters................................... 28

ARTICLE V - REPRESENTATIONS AND WARRANTIES
OF EXCEL AND THE MERGER SUBSIDIARIES......................................... 29
 SECTION 5.1 - Organization and Qualification; Subsidiaries.................. 29
 SECTION 5.2 - Certificate of Incorporation and Bylaws....................... 29
 SECTION 5.3 - Capitalization................................................ 29
 SECTION 5.4 - Authority Relative to this Agreement.......................... 31
 SECTION 5.5 - No Conflict; Required Filings and Consents.................... 31
 SECTION 5.6 - SEC Filings; Financial Statements............................. 32
 SECTION 5.7 - No Undisclosed Liabilities; Absence of Certain Changes
                        or Events............................................ 32
 SECTION 5.8 - No Violation of Law; Permits.................................. 33
 SECTION 5.9 - Registration Statement; Joint Proxy Statement................. 33
 SECTION 5.10 - Board Action; Vote Required.................................. 34
 SECTION 5.11 - Opinion of Financial Advisor................................. 34
 SECTION 5.12 - Brokers ..................................................... 34
 SECTION 5.13 - Ownership of Securities...................................... 35
 SECTION 5.14 - Activities of Merger Subsidiaries............................ 35
 SECTION 5.15 - Financing.................................................... 35
 SECTION 5.16 - Litigation................................................... 35
 SECTION 5.17 - Employee Matters; ERISA...................................... 36
 SECTION 5.18 - Tax Matters.................................................. 37
 SECTION 5.19 - Intellectual Property........................................ 38
 SECTION 5.20 - Certain Contracts............................................ 38
 SECTION 5.21 - Certain Regulatory Matters................................... 39

ARTICLE VI - CONDUCT OF
                                   BUSINESS PENDING THE MERGERS...............40
 SECTION 6.1 - Conduct of Business of Telco...................................40

 SECTION 6.2 - Conduct of Business of EXCEL.  ............................... 44
 SECTION 6.3 - No Solicitation............................................... 45
 SECTION 6.4 - Subsequent Financial Statements............................... 47
 SECTION 6.5 - Control of Operations......................................... 47

ARTICLE VII - ADDITIONAL AGREEMENTS...........................................47
 SECTION 7.1 - Joint Proxy Statement and the Registration Statement...........47
 SECTION 7.2 - EXCEL and Telco Stockholders' Meetings and Consummation
                        of the Mergers....................................... 48
 SECTION 7.3 - Additional Agreements......................................... 49
 SECTION 7.4 - Notification of Certain Matters............................... 50
 SECTION 7.5 - Access to Information......................................... 50
 SECTION 7.6 - Public Announcements.......................................... 51
 SECTION 7.7 - Indemnification; Directors' and Officers' Insurance........... 51
 SECTION 7.8 - Employee Benefit Plans........................................ 52
 SECTION 7.9 - Employment Arrangements....................................... 52
 SECTION 7.10 - Stock Exchange Listing....................................... 53
 SECTION 7.11 - Post-Merger Holdings Board of Directors...................... 53
 SECTION 7.12 - Registration Rights.......................................... 53
 SECTION 7.13 - Affiliates................................................... 53
 SECTION 7.14 - Blue Sky..................................................... 53
 SECTION 7.15 - Compliance................................................... 53

ARTICLE VIII - CONDITIONS TO MERGERS..........................................54
 SECTION 8.1 - Conditions to Obligations of Each Party to Effect the Mergers..54
 SECTION 8.2 - Additional Conditions to Obligations of EXCEL..................55
 SECTION 8.3 - Additional Conditions to Obligations of Telco..................57

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER................................58
 SECTION 9.1 - Termination....................................................58
 SECTION 9.2 - Effect of Termination..........................................60
 SECTION 9.3 - Amendment......................................................61
 SECTION 9.4 - Waiver   ......................................................61

ARTICLE X - GENERAL PROVISIONS................................................61
 SECTION 10.1 - Non-Survival of Representations, Warranties and
                        Agreements............................................61
 SECTION 10.2 - Notices ......................................................62
 SECTION 10.3 - Expenses..................................................... 63
 SECTION 10.4 - Certain Definitions.......................................... 63
 SECTION 10.5 - Headings..................................................... 64

  SECTION 10.6 - Severability................................................ 64
  SECTION 10.7 - Entire Agreement; No Third-Party Beneficiaries.............. 64
  SECTION 10.8 - Assignment.................................................. 65
  SECTION 10.9 - Governing Law............................................... 65
  SECTION 10.10 - Counterparts............................................... 65

APPENDIX I                 Form of Holdings Certificate of Incorporation

APPENDIX II                Form of Registration Rights Agreement

APPENDIX III               Form of Tax Certificate (EXCEL)

APPENDIX IV                Form of Opinion re:  Regulatory Matters

APPENDIX V                 Form of Tax Certificate (Telco)


Schedule 4.1               Subsidiaries

Schedule 4.3 Option Plans; Equity Rights; Encumbrances on Capital Stock of Subsidiaries or Rights with respect thereto; Equity Interests in Others; Shareholders Agreements

Schedule 4.5               Conflicts; Filings; Consents

Schedule 4.7               Liabilities

Schedule 4.8               Litigation

Schedule 4.9               Investigations; Restrictions on Business

Schedule 4.11              Benefit Plans

Schedule 4.12              Labor Agreements; Union Matters; Labor Proceedings;
                           Indemnification
                           Agreements

Schedule 4.13              Environmental

Schedule 4.17              Tax Matters

Schedule 4.18              Intellectual Property

Schedule 4.19              Insurance

Schedule 4.20              Ownership of EXCEL Common Stock

Schedule 4.21              Contracts

Schedule 4.22              Regulatory Matters

Schedule 5.3               Option Plans; Issuance of Shares; Equity Rights;
                           Repurchase of Shares; Shareholders Agreements

Schedule 5.5               Conflicts; Filings; Consents

Schedule 5.7               Liabilities

Schedule 5.8               Investigations; Restrictions on Business

Schedule 5.16              Litigation

Schedule 5.17              Benefit Plans

Schedule 5.18              Tax Matters

Schedule 5.19              Intellectual Property

Schedule 5.20              Certain Contracts

Schedule 5.21              Regulatory Matters

Schedule 6.1               Conduct of Business of Telco

Schedule 6.2               Conduct of Business of EXCEL

Schedule 7.8               EXCEL Stock Plans

Schedule 8.2(g)            Consents under Telco Agreements

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                       SECTION

1933 Act..............................................................10.4
Acquisition Proposal...................................................6.3
affiliate.............................................................10.4
Agreement..................................................First Paragraph
Bankruptcy Exception...................................................4.4
Cash Consideration.....................................................2.3
CERCLIS...............................................................4.13
Closing................................................................7.2
Closing Date...........................................................7.2
Code..............................................................Recitals
Common Shares Trust....................................................2.7
Confidentiality Agreement..............................................7.5
Consents...............................................................8.1
Contracts.............................................................4.21
control...............................................................10.4
Delaware Law...........................................................1.1
DLJ...................................................................4.15
Effective Time.........................................................1.2
Employment Agreements..................................................7.9
Environmental Claim...................................................4.13
Environmental Laws....................................................4.13
Environmental Permits.................................................4.13
ERISA.................................................................4.11
E-Sub......................................................First Paragraph
EXCEL......................................................First Paragraph
EXCEL Common Stock................................................Recitals
EXCEL Equity Rights....................................................5.3
EXCEL Exchange Ratio...................................................2.2
EXCEL Merger...........................................................1.1
EXCEL Merger Consideration.............................................1.1
EXCEL Required Permits.................................................5.8
EXCEL SEC Reports......................................................5.6
EXCEL Shareholders Agreement......................................Recitals
EXCEL Stock Plans......................................................7.8
EXCEL Stockholders' Approval..........................................5.10
Excess Shares..........................................................2.7
Exchange Act..........................................................10.4

Exchange Agent.........................................................2.5
Exchange Fund..........................................................2.5
Exchange Ratios........................................................2.2
Financing.............................................................5.15
GAAP................................................................4.6(b)
Hazardous Materials...................................................4.13
Holdings...................................................First Paragraph
Holdings Common Stock..................................................2.2
Holdings Option........................................................2.8
HSR Act...............................................................10.4
IRS...................................................................4.11
Joint Proxy Statement.................................................4.10
knowledge.............................................................10.4
Legal Requirements.....................................................4.9
Lehman Brothers.......................................................5.11
Material Adverse Effect...............................................10.4
Merged Corporation; Merged Corporations................................1.2
Merger; Mergers........................................................1.2
Merger Subsidiaries....................................................5.1
Non-Competition Agreements.............................................7.9
NPL...................................................................4.13
NYSE...................................................................2.7
Options................................................................2.8
Party; Parties.........................................................1.1
Party Representatives..................................................7.5
PBGC..................................................................4.11
PCBs..................................................................4.13
Permits................................................................4.9
person................................................................10.4
Pre-Surrender Dividends................................................2.5
Registration Statement................................................4.10
Release...............................................................4.13
Required Permits.......................................................4.9
Requisite Regulatory Approvals.........................................8.1
SEC....................................................................4.6
Shares.................................................................2.2
Stock Consideration....................................................2.3
Subsidiary............................................................10.4
Surviving Corporation; Surviving Corporations..........................1.1
Swidler & Berlin..................................................Recitals
Telco......................................................First Paragraph

Telco Adjusted Exchange Ratio.........................................10.4
Telco Affiliate...................................................Recitals
Telco Affiliate Letter............................................Recitals
Telco Benefit Plans...................................................4.11
Telco Common Stock................................................Recitals
Telco Contracts.......................................................4.21
Telco Exchange Ratio...................................................2.2
Telco Equity Rights....................................................4.3
Telco Merger...........................................................1.1
Telco Merger Consideration.............................................2.3
Telco SEC Reports......................................................4.6
Telco Shares...........................................................2.2
Telco Shareholders Agreement......................................Recitals
Telco Stockholders' Approval..........................................4.14
Termination Date.......................................................9.1
Termination Fee........................................................9.2
T-Sub.............................................................Recitals
Virginia Law...........................................................1.1

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of June 5, 1997 (the "Agreement"), among EXCEL Communications, Inc., a Delaware corporation ("EXCEL"), New RES, Inc., a Delaware corporation and a wholly-owned subsidiary of EXCEL ("Holdings"), E-Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("E-Sub"), T-Sub, Inc., a Virginia corporation and a wholly-owned subsidiary of Holdings ("T-Sub"), and Telco Communications Group, Inc., a Virginia corporation ("Telco").


                               W I T N E S S E T H

                  WHEREAS, the Boards of Directors of Telco and EXCEL have each determined that it is in the best interests of the stockholders of Telco and EXCEL, respectively, that each such corporation become a Subsidiary of Holdings pursuant to the Mergers (as defined in Section 1.1 hereof) and desire to make certain representations, warranties and agreements in connection with the Mergers;

                  WHEREAS, EXCEL is unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, (a) certain record and beneficial holders of shares of the common stock, no par value, of Telco ("Telco Common Stock") enter into an agreement (the "Telco Shareholders Agreement") providing for certain matters with respect to their shares of Telco Common Stock (including, without limitation, subject to the express provisions and conditions of that agreement, to vote such shares in favor of the Telco Merger (as defined in Section 1.1 hereof)) and with respect to the shares of Holdings Common Stock (as defined in
Section 2.2(a) hereof) into which such shares are to be converted pursuant to
Section 2.2(b) hereof and (b) certain members of Telco's management enter into employment agreements and non-competition agreements as provided in Section 7.9 hereof;

                  WHEREAS, Telco is unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, certain record and beneficial holders of shares of the common stock, par value $0.001 per share, of EXCEL ("EXCEL Common Stock") enter into an agreement (the "EXCEL Shareholders Agreement") providing for certain matters with respect to their shares of EXCEL Common Stock (including, without limitation, subject to the express provisions and conditions of that agreement, to vote such shares in favor of the EXCEL Merger (as defined in Section 1.1 hereof));

                  WHEREAS, for federal income tax purposes, it is intended that the formation of Holdings and the Mergers shall constitute one or more integrated tax-free transactions under the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, Telco has delivered to EXCEL and Holdings a letter identifying all persons (each, a "Telco Affiliate") who are, at the date hereof, "affiliates" of Telco for purposes of Rule 145 under the 1933 Act (as defined in Section 10.4 hereof), and each Telco Affiliate has delivered to EXCEL and Holdings a letter (each, a "Telco Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2 hereof), of the shares of Telco Common Stock beneficially owned by such Telco Affiliate on the date hereof, (ii) the transfer of the shares of Holdings Common Stock to be received by such Telco Affiliate in the Telco Merger and (iii) the obligations of each such Telco Affiliate to deliver to Swidler & Berlin, Chartered, Washington, D.C. ("Swidler & Berlin"), counsel to Telco, a certificate requested by such firm (if requested); and

                  WHEREAS, EXCEL has delivered to Telco and Holdings a letter identifying all persons (each, an "EXCEL Affiliate") who are, at the date hereof, "affiliates" of EXCEL for purposes of Rule 145 under the 1933 Act, and each EXCEL Affiliate has delivered to Telco and Holdings a letter (each, an "EXCEL Affiliate Letter") relating to (i) the transfer, prior to the Effective Time, of the shares of EXCEL Common Stock beneficially owned by such EXCEL Affiliate on the date hereof, (ii) the transfer of the shares of Holdings Common Stock to be received by such EXCEL Affiliate in the EXCEL Merger and (iii) the obligations of each such EXCEL Affiliate to deliver to Weil, Gotshal & Manges LLP, counsel to EXCEL, a certificate requested by such firm (if requested).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                             ARTICLE I - THE MERGERS

                  SECTION 1.1 - The Mergers. At the Effective Time and subject
                                -----------
to and upon the terms and conditions of this Agreement, (a) E-Sub shall be merged with and into EXCEL in accordance with the Delaware General Corporation Law ("Delaware Law"), the separate corporate existence of E-Sub shall cease, and EXCEL shall continue as the surviving corporation (the "EXCEL Merger") and (b) T-Sub shall be merged with and into Telco in accordance with the Virginia Stock Corporation Act ("Virginia Law"), the separate corporate existence of T-Sub shall cease, and Telco shall continue as the surviving corporation (the "Telco Merger"). The EXCEL Merger and the Telco Merger are herein collectively referred to as the "Mergers" and each individually as a "Merger." EXCEL and Telco as the surviving corporations after the Mergers are herein sometimes collectively referred to as the "Surviving Corporations" and each individually as a "Surviving Corporation" and E-Sub and T-Sub as the non-surviving corporations after the Merger are herein sometimes collectively referred to as the "Merged Corporations" and each individually as a "Merged Corporation." Holdings, EXCEL, Telco, E-Sub and T-Sub are herein referred to collectively as the "Parties" and each individually as a "Party."

                  SECTION 1.2 - Effective Time. As promptly as practicable after
                                --------------
the satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.2(b) hereof, the Parties shall cause the Mergers to be consummated concurrently by (a) filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the EXCEL Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, and (b) filing Articles of Merger with the Virginia State Corporation Commission with respect to the Telco Merger, in such form as required by, and executed in accordance with, the relevant provisions of Virginia Law (the effective time of such filings being the "Effective Time").

                  SECTION 1.3 - Effect of the Mergers. At the Effective Time,
                                ---------------------
the effect of the EXCEL Merger shall be as provided in the applicable provisions of Delaware Law and the effect of the Telco Merger shall be as provided in the applicable provisions of Virginia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) all of the property, rights, privileges, powers and franchises of EXCEL and E-Sub shall continue with, or vest in, as the case may be, EXCEL as the Surviving Corporation, and all debts, liabilities and duties of EXCEL and E-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of EXCEL as the Surviving Corporation and (b) all of the property, rights, privileges, powers and franchises of Telco and T-Sub shall continue with, or vest in, as the case may be, Telco as the Surviving Corporation, and all debts, liabilities and duties of Telco and T-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Telco as the Surviving Corporation. As of the Effective Time, each of the Surviving Corporations shall be a direct, wholly-owned Subsidiary of Holdings.

                  SECTION 1.4 - Subsequent Actions. If, at any time after the
                                ------------------
Effective Time, either of the Surviving Corporations shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by such Surviving Corporation as a result of, or in connection with, one of the Mergers or otherwise to carry out this Agreement, the officers and directors of such Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out this Agreement.

                  SECTION 1.5 - Certificate of Incorporation; Bylaws; Directors
                                -----------------------------------------------
and Officers of Surviving Corporations.  At the Effective Time:
--------------------------------------

                  (a) the Certificate of Incorporation of EXCEL as a Surviving Corporation as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of EXCEL, and the Articles of Incorporation of Telco (as such Articles may be amended and restated pursuant to the Articles of Merger with respect to the Telco Merger) as a Surviving Corporation shall be the Articles of Incorporation of Telco, in each case until thereafter amended as provided by law and such Certificate of Incorporation or Articles of Incorporation;

                  (b) the respective Bylaws of each of EXCEL and Telco as a Surviving Corporation shall be the Bylaws of EXCEL and Telco, respectively, immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Certificate of Incorporation or Articles of Incorporation and such Bylaws of such Surviving Corporation; and

                  (c) the officers of each of EXCEL and Telco shall be those persons serving as the officers of EXCEL and Telco, respectively, immediately prior to the Effective Time, and the directors of each of EXCEL and Telco shall be those persons designated by EXCEL to serve as the directors of EXCEL and Telco, respectively, immediately prior to the Effective Time and, in each case, such persons shall continue to serve in their respective offices of their respective Surviving Corporation from and after the Effective Time until their successors are elected or appointed and qualified or until their resignation or removal.

             ARTICLE II - EFFECT ON STOCK OF HOLDINGS, THE SURVIVING
                    CORPORATIONS AND THE MERGED CORPORATIONS

                  SECTION 2.1 - Conversion of Securities. The manner and basis
                                ------------------------
of converting the shares of common stock of Holdings, the Surviving Corporations and of the Merged Corporations at the Effective Time, by virtue of the Mergers and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

                  SECTION 2.2 - Conversion of Shares. (a) Each share of EXCEL
                                --------------------
Common Stock issued and outstanding immediately before the Effective Time (other than those held in the treasury of EXCEL) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for, one share of common stock, par value $0.001 per share ("Holdings Common Stock"), of Holdings (the "EXCEL Merger Consideration", and such ratio of EXCEL Common Stock to Holdings Common Stock being herein referred to as the "EXCEL Exchange Ratio").

                  (b) Each share of Telco Common Stock issued and outstanding immediately before the Effective Time (other than those held in the treasury of Telco) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for (i) 0.7595 shares (the "Stock Consideration") of Holdings Common Stock (such ratio of Telco Common Stock to Holdings Common Stock being herein referred to as the "Telco Exchange Ratio"; and the EXCEL Exchange Ratio and the Telco Exchange Ratio being referred to herein collectively as the "Exchange Ratios") and (ii) $15.00 in cash (the "Cash Consideration" and, collectively with the Stock Consideration, the "Telco Merger Consideration").

                  (c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of EXCEL Common Stock ("EXCEL Shares") or Telco Common Stock ("Telco Shares" and, together with the EXCEL Shares, the "Shares"), shall evidence the right to receive the EXCEL Merger Consideration or the Telco Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8 and 2.9 hereof.

                  SECTION 2.3 - Cancellation of Treasury Shares and of
                                --------------------------------------
Outstanding Holdings Common Stock.  (a)  At the Effective Time, each share of
---------------------------------
EXCEL Common Stock held in
the treasury of EXCEL immediately prior to the Effective Time, and each share of Telco Common Stock held in the treasury of Telco immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of Holdings or either of the Surviving Corporations shall be issuable, and no payment or other consideration shall be made, with respect thereto.

                  (b) At the Effective Time, the shares of Holdings Common Stock held by EXCEL shall be canceled and retired and no shares of stock or other securities of Holdings or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

                  SECTION 2.4 - Conversion of Common Stock of the Merged
                                ----------------------------------------
Corporations into Common Stock of the Surviving Corporations. (a) At the
------------------------------------------------------------
Effective Time, each share of common stock of E-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Holdings, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of EXCEL, as one of the Surviving Corporations (or such greater number as EXCEL shall determine prior to the Effective Time). Immediately after the Effective Time and upon surrender by Holdings of the certificate representing the shares of the common stock of E-Sub, EXCEL as one of the Surviving Corporations shall deliver to Holdings an appropriate certificate or certificates representing the common stock of EXCEL created by conversion of the common stock of E-Sub owned by Holdings as aforesaid.

                  (b) At the Effective Time, each share of common stock of T-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Holdings, forthwith cease to exist and be converted into such number of validly issued, fully paid and nonassessable shares of common stock of Telco, as one of the Surviving Corporations, equal to the number of issued and outstanding shares of Telco Common Stock immediately prior to the Effective Time (or such lesser number as EXCEL shall determine prior to the Effective Time) divided by the number of issued and outstanding shares of T-Sub. Immediately after the Effective Time and upon surrender by Holdings of the certificate representing the shares of the common stock of T-Sub, Telco as one of the Surviving Corporations shall deliver to Holdings an appropriate certificate or certificates representing the common stock of Telco created by conversion of the common stock of T-Sub owned by Holdings as aforesaid.

                  SECTION 2.5 - Exchange of Shares Other Than Treasury Shares.
                                ---------------------------------------------
Subject to the terms and conditions hereof, at or prior to the Effective Time, Holdings shall appoint an exchange agent to effect the exchange of Shares for Holdings Common Stock and the Cash

Consideration in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, Holdings shall deposit, or cause to be deposited, (i) certificates representing Holdings Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof and (ii) cash in the amount required to pay the Cash Consideration (such cash and such certificates, together with any dividends or distributions with respect thereto, being herein referred to collectively as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Holdings. Such holder shall be entitled upon such surrender to receive in exchange therefor (a) a certificate or certificates representing the number of full shares of Holdings Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of
Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and (b) in the case of the surrender of Telco Shares, cash in the amount of the Cash Consideration. All such shares of Holdings Common Stock issued in accordance with the immediately preceding sentence shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of the Parties, other than the payment of dividends and other distributions, if any, to represent the right to receive the EXCEL Merger Consideration or the Telco Merger Consideration, as the case may be. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Holdings Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Holdings Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Holdings, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Holdings Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends, Cash Consideration or cash in lieu of fractional shares, upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Holdings Common Stock that have not received payment of Pre-Surrender Dividends, Cash Consideration or cash in lieu of fractional shares, shall look only to Holdings for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of Shares for any Holdings Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

                  SECTION 2.6 - Transfer Books. The stock transfer books of
                                --------------
EXCEL with respect to the EXCEL Shares and the stock transfer books of Telco with respect to the Telco Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of EXCEL or Telco, as the case may be, at the Effective Time, cash and/or a certificate or certificates representing the number of full shares of Holdings Common Stock into which such Shares shall have been converted in accordance with Section 2.2 hereof shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 2.7 - No Fractional Share Certificates. (a) No scrip
                                --------------------------------
or fractional share certificate for Holdings Common Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Holdings or of either of the Surviving Corporations with respect to such fractional share interest.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Holdings Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof over (ii) the aggregate number of full shares of Holdings Common Stock to be distributed to holders of Telco Common Stock pursuant to Section 2.5 hereof (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Telco Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.7.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the

Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the proceeds of such sale or sales have been distributed to the holders of Telco Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Telco Common Stock (the "Common Shares Trust"). Holdings shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Telco Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of Telco Common Stock is entitled (after taking into account all shares of Telco Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Telco Common Stock are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 2.7, Holdings may elect at any time prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Telco Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Telco Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Holdings Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection
(d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.5 hereof.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Telco Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required tax withholding, to such holders, subject to and in accordance with the terms of Section 2.5 hereof.

                  (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Holdings, upon demand, and any holders of EXCEL Common Stock or Telco Common Stock who have not theretofore complied with the provisions of this
Article II shall thereafter look only to

Holdings for satisfaction of their claims for the Cash Consideration, Holdings Common Stock or any cash in lieu of fractional shares of Holdings Common Stock and any Pre-Surrender Dividends.

                  (g) None of Holdings, EXCEL or Telco shall be liable to any holder of Shares or Holdings Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund or Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 2.8 - Options to Purchase Company Common Stock. (a)
                                ----------------------------------------
Except as otherwise provided in the Telco Shareholders Agreement, at the Effective Time, each option granted by EXCEL to purchase shares of EXCEL Common Stock, or by Telco to purchase shares of Telco Common Stock, which is outstanding and unexercised immediately prior to the Effective Time (collectively, "Options"), shall be assumed by Holdings and converted into an option (a "Holdings Option") to purchase shares of Holdings Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective
Time:

                  (i) the number of shares of Holdings Common Stock to be subject to the Holdings Option shall be equal to the product of (x) the number of shares of EXCEL Common Stock or Telco Common Stock subject to the original Option and (y) the EXCEL Exchange Ratio (if the original Option related to EXCEL Common Stock) or the Telco Adjusted Exchange Ratio (as defined in Section 10.4 hereof) (if the original Option related to Telco Common Stock), respectively;

                  (ii) the exercise price per share of Holdings Common Stock under the Holdings Option shall be equal to (x) the exercise price per share of the EXCEL Common Stock or Telco Common Stock under the original Option divided by (y) the EXCEL Exchange Ratio (if the original Option related to EXCEL Common Stock) or the Telco Adjusted Exchange Ratio (if the original Option related to Telco Common Stock); and

                  (iii) upon each exercise of Holdings Options by a holder thereof, the aggregate number of shares of Holdings Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                  (b) Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdings Common Stock for delivery upon exercise of Holdings Options in accordance with this Section 2.8. As soon as practicable (and in no event later than 30 days) after the Effective Time, Holdings shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Holdings Common Stock subject to the Holdings Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Holdings Options remain outstanding.

                  SECTION 2.9 - Certain Adjustments. Without limiting any other
                                -------------------
provision of this Agreement, if, between the date of this Agreement and the Effective Time, the outstanding shares of EXCEL Common Stock or of Telco Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of EXCEL Common Stock and Telco Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.


                ARTICLE III - CERTAIN MATTERS RELATED TO HOLDINGS

                  SECTION 3.1 - Certificate of Incorporation of Holdings.
                                ----------------------------------------
Immediately prior to the Effective Time, EXCEL shall cause the Certificate of Incorporation of Holdings to be amended and restated to read as set forth in Appendix I hereto.

                  SECTION 3.2 - Corporate Identity. EXCEL and Telco agree that
                                ------------------
prior to or at the Effective Time, the corporate name of Holdings shall be changed to "EXCEL Communications, Inc."

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF Telco

     Telco hereby represents and warrants to EXCEL and Holdings as follows:

                  SECTION 4.1 - Organization and Qualification; Subsidiaries.
                                --------------------------------------------
Each of Telco and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Telco and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Telco. Telco's Subsidiaries are listed on Schedule
4.1 hereto.

                  SECTION 4.2 - Certificate of Incorporation and Bylaws. Telco
                                ---------------------------------------
has heretofore furnished, or otherwise made available, to EXCEL a complete and correct copy of the Articles or Certificate of Incorporation and the Bylaws (or comparable governing documents), each as amended to the date hereof, of Telco and each of its Subsidiaries. Such Articles or Certificates of Incorporation and Bylaws (or comparable governing documents) are in full force and effect. Neither Telco nor any of its Subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or its Bylaws (or comparable governing documents).

                  SECTION 4.3 - Capitalization. (a) The authorized capital stock
                                --------------
of Telco consists of (i) 15,000,000 shares of preferred stock, no par value, none of which are outstanding and none of which are reserved for issuance and
(ii) 150,000,000 shares of Telco Common Stock, of which, as of May 31, 1997, 33,130,942 shares were issued and outstanding and 3,608,933 shares were issuable upon the exercise of options outstanding under the Telco option plans listed on
Schedule 4.3 hereto. Since May 31, 1997, no shares of Telco Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence. Except as set forth on Schedule 4.3, there are no outstanding Telco Equity Rights. For purposes of this Agreement, "Telco Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Telco or any of Telco's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Telco. Schedule 4.3 sets forth a complete and accurate list with respect to all outstanding Telco Equity Rights of the holder thereof, the date of grant, the number of shares for which each such Telco Equity Right is exercisable, the respective dates upon which each such Telco Equity Right vests, becomes exercisable and expires, and the exercise price of each such Telco Equity Right.

                  (b) There are no outstanding obligations of Telco or any of Telco's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Telco.

                  (c) All of the issued and outstanding shares of Telco Common Stock are validly issued, fully paid and nonassessable.

                  (d) All of the outstanding capital stock of each of Telco's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on Schedule 4.3, is owned by Telco free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Telco or any of Telco's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any of Telco's Subsidiaries, or any securities convertible into or exercisable for shares of the capital stock of any of Telco's Subsidiaries, whether or not presently issued or outstanding and there are no outstanding obligations of Telco or any of Telco's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Telco's Subsidiaries. Except for equity interests disclosed on Schedule 4.3 hereto and Subsidiaries listed on Schedule
4.1 hereto, Telco does not directly or indirectly own any equity interest in any other person. Each of Telco's Subsidiaries is a wholly-owned Subsidiary.

                  (e) Except as disclosed on Schedule 4.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which Telco is a party or to which it is bound relating to the voting or registration of any shares of capital stock of Telco. Telco has not taken any action that would result in, nor is Telco a party to any agreement, arrangement or understanding not disclosed on Schedule 4.3 hereto that would result in, any Options to purchase Telco Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 4.4 - Authority Relative to this Agreement. Telco has
                                ------------------------------------
the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger to which it is a party, to carry out its obligations hereunder. The execution and delivery of this Agreement by Telco and the consummation by Telco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Telco, subject to the approval of this Agreement by Telco's stockholders. This Agreement has been duly executed and delivered by Telco and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Telco, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (the "Bankruptcy Exception").

                  SECTION 4.5 - No Conflict; Required Filings and Consents. (a)
                                ------------------------------------------
Except as listed on Schedule 4.5 hereto, the execution and delivery of this Agreement by Telco do not, and the performance of this Agreement by Telco will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of Telco, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Telco or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles or Certificate of Incorporation or Bylaws (or comparable governing documents) of any of Telco's Subsidiaries or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Telco or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Telco or any of its Subsidiaries is a party or by which Telco, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Telco.

                  (b) Except as listed on Schedule 4.5 and except for applicable requirements, if any, of the Exchange Act (as defined on Section 10.4 hereof), the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Virginia Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Telco nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Telco or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

                  SECTION 4.6 - SEC Filings; Financial Statements. (a) Telco has
                                ---------------------------------
filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since August 9, 1996, and has heretofore delivered or made available to EXCEL, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all proxy statements relating to Telco's meetings of stockholders (whether annual or special) held since August 9, 1996,
(iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and (iv) all other reports or registration statements filed by Telco with the SEC since August 9, 1996 (collectively, the "Telco SEC Reports"). The Telco SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act (as defined in Section 10.4 hereof), or the Exchange Act as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements, including all related notes and schedules, contained in the Telco SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Telco and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Telco and its Subsidiaries for the periods indicated in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject, in the case of interim financial statements, to normal year-end adjustments.

                  (c) Telco has heretofore made available to EXCEL a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Telco with the SEC pursuant to the Exchange Act.

                  SECTION 4.7 - No Undisclosed Liabilities; Absence of Certain
                                ----------------------------------------------
Changes or Events. Except as and to the extent publicly disclosed by Telco in
-----------------
the Telco SEC Reports filed prior to the date of this Agreement, as of December 31, 1996, none of Telco or its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Telco (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on Telco. Except as disclosed on Schedule 4.7 hereto, since December 31, 1996, Telco and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Telco or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Telco, and Telco and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

                  SECTION 4.8 - Litigation. Except as disclosed in Schedule 4.8
                                ----------
hereto, there are no claims, actions, suits, proceedings or, to Telco's knowledge, investigations pending or, to Telco's knowledge, threatened against Telco or any of its Subsidiaries, or any properties or rights of Telco or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against Telco or any of its Subsidiaries or any properties or rights of Telco or any of its Subsidiaries in excess of $1 million or which otherwise could have a Material Adverse Effect on Telco, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by Telco in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against Telco or any of its Subsidiaries or any properties or rights of Telco or any of its Subsidiaries in excess of $10 million or which otherwise could reasonably be expected to have a Material Adverse Effect on Telco.

                  SECTION 4.9 - No Violation of Law; Permits. The business of
                                ----------------------------
Telco and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any domestic or foreign governmental or judicial entity (including any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, approvals, tariffs and other authorizations or consents that are granted by any domestic or foreign government or judicial entity (including any stock exchange or other self-regulatory body) ("Permits"), except for possible violations of Legal Requirements or Permits none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Telco. Telco and its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, "Required Permits"), and no proceedings are pending or, to the knowledge of Telco, threatened to revoke or limit any Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on Telco. Except as set forth on Schedule 4.9 hereto,
(a) to Telco's knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity

(including any stock exchange or other self-regulatory body) with respect to Telco or its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified Telco of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Telco. Except as set forth on Schedule 4.9 hereto, neither Telco nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on Telco, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has Telco or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. Telco and each of its Subsidiaries and affiliates has complied with all material federal and state regulatory reporting requirements necessary for the lawful provision of the telecommunications services currently offered by Telco or such Subsidiary or affiliate.

                  SECTION 4.10 - Registration Statement; Joint Proxy Statement.
                                 ---------------------------------------------
None of the information supplied or to be supplied by or on behalf of Telco for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Holdings in connection with the issuance of shares of Holdings Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Telco for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Telco and EXCEL stockholders to be held in connection with the Mergers, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Telco stockholders' meeting and the EXCEL stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Telco, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration

Statement or the Joint Proxy Statement, Telco shall promptly so advise EXCEL and such event shall be so described, and such amendment or supplement (which EXCEL shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Telco. The Registration Statement and the Joint Proxy Statement (except for information relating to EXCEL) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 4.11 - Employee Matters; ERISA. (a) Set forth on
                                 -----------------------
Schedule 4.11 hereto is a true and complete list of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all deferred compensation, bonus or other incentive compensation, stock options, restricted stock, stock purchase or other equity-based, severance or change in control, salary continuation, tuition assistance, disability, leave of absence plans, policies or agreements, and all employment, consulting, management or other individual compensation agreements with respect to any current or former employee (other than employees in Telco's commercial sales division who are not otherwise executive officers of Telco) whose annual compensation exceeds $75,000, officer or director of Telco or any of its Subsidiaries, which in each case Telco or any of its Subsidiaries has any obligation or liability, contingent or otherwise (collectively, the "Telco Benefit Plans").

                  (b) All contributions and other payments required to be made by Telco or any of its Subsidiaries to or under any Telco Benefit Plan (or to any person pursuant to the terms thereof) have been timely made, except for failures that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Telco. No Telco Benefit Plan is subject to Section 412 of the Code.

                  (c) Each of the Telco Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to Telco's knowledge, no circumstances exist that could reasonably be expected by Telco to result in the revocation of any such determination. Telco is in compliance with, and each of the Telco Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on Telco.

                  (d) Telco has made available to EXCEL with respect to each Telco Benefit Plan a true, correct and complete copy of each of the following documents where applicable (i) such plan and summary plan description, (ii) the most recent annual report filed with the

IRS, (iii) each related trust agreement, (iv) the most recent determination of the IRS with respect to the qualification under any provision of the Code and
(v) the most recent actuarial report or valuation.

                  (e) Except as set forth on Schedule 4.11 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Telco or any of its Subsidiaries to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any Telco Benefit Plan, or (iii) disqualification of any of the Telco Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

                  (f) Neither Telco nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any Telco Benefit Plan. Neither Telco nor any of its Subsidiaries is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (g) There are no pending or, to Telco's knowledge, threatened actions, claims or proceedings against any Telco Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims) which, if determined adversely to Telco, individually or in the aggregate would have a Material Adverse Effect on Telco.

                  SECTION 4.12 - Labor Matters. Except as disclosed on Schedule
                                 -------------
4.12 hereto, neither Telco nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Telco or any of its Subsidiaries as an exclusive bargaining representative for employees of Telco or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, there is no current union representation question involving employees of Telco or any of Telco's Subsidiaries, nor does Telco have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Telco nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Telco or any of its Subsidiaries to EXCEL, Holdings, or any Subsidiary or joint venture of either EXCEL or Holdings. Except as disclosed on Schedule 4.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving Telco or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Telco or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Telco or any of its Subsidiaries pending or, to Telco's knowledge, threatened, against or involving Telco or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Telco or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, and (v) there is no material proceeding, claim, suit, action or, to Telco's knowledge, governmental investigation pending or, to Telco's knowledge, threatened, in respect of which any director, officer, employee or agent of Telco or any of its Subsidiaries is or may be entitled to claim indemnification from Telco or such Telco Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, "material" refers to any liability which could reasonably be expected to exceed $1 million. A true, correct and complete copy has been made available to EXCEL of each current or last, in the case where there is no current, expired collective bargaining agreement to which Telco or any of its Subsidiaries is a part or under which Telco or any of its Subsidiaries has obligations.

                  SECTION 4.13 - Environmental Matters.  Except as set forth on
                                 ---------------------
Schedule 4.13 hereto:

                  (a) Telco and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws (as defined below) and neither Telco nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Telco or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

                  (b) Telco and each of its Subsidiaries has obtained or has applied for all material environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Telco and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may materially interfere with, or prevent, future continued material compliance on the part of Telco or any of its Subsidiaries with such Environmental Permits. Neither Telco nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Holdings or one of its Subsidiaries, where such action is necessary to maintain material compliance with Environmental Laws.

                  (c) To Telco's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by Telco or any of its Subsidiaries.

                  (d) There is no material Environmental Claim (as defined below) pending or, to Telco's knowledge, threatened (i) against Telco or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Telco or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Telco or any of its Subsidiaries owns, leases or manages, in whole or in part.

                  (e) There have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any material Environmental Claim against Telco or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim Telco or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (f) With respect to any predecessor of Telco or any of its Subsidiaries, there is no material Environmental Claim pending or, to Telco's knowledge, threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim against Telco or any of its Subsidiaries.

                  (g) Telco has disclosed to EXCEL all material facts which Telco reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Telco and its Subsidiaries.

                  (h) Neither Telco nor any of its Subsidiaries, nor, to Telco's knowledge, any owner of premises leased or operated by Telco or any of its Subsidiaries, has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R.

Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

                  (i) None of the properties owned, leased or operated by Telco, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the "NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any other comparable state or local environmental database (excluding easements that transgress such Superfund or CERCLIS sites).

                  (j) The Telco Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

For purposes of this Section 4.13:

                           (i)   "Environmental Claim" means any and all
administrative, regula- tory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Telco or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                           (ii)  "Environmental Laws" means all applicable
foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                           (iii) "Hazardous Materials" means (A) any petroleum
or any by- products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

                           (iv)  "Release" means any release, spill, emission,
leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

                  SECTION 4.14 - Board Action; Vote Required; Applicability of
                                 ---------------------------------------------
Article 14. (a) The Board of Directors of Telco has unanimously determined that
----------
the transactions contemplated by this Agreement are in the best interests of Telco and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

                  (b) The approval of the Merger of T-Sub into Telco by a majority of the votes entitled to be cast by all holders of Telco Common Stock (the "Telco Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of Telco required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

                  (c) Neither the provisions of Article 14 of Virginia Law (assuming the accuracy of the representations contained in Section 5.13 hereof (without giving effect to the knowledge qualification therein)), nor of any other state takeover statute or similar statute or regulation applies or purports to apply to the Telco Merger, this Agreement or any of the transactions contemplated hereby.

                  SECTION 4.15 - Opinion of Financial Advisor. Telco has
                                 ----------------------------
received the written opinion, a copy of which has been provided to EXCEL, of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") on the date hereof, to the effect that, as of the date hereof, the Telco Merger Consideration is fair from a financial point of view to the holders of Telco Common Stock.

                  SECTION 4.16 - Brokers. Except for DLJ (the arrangements with
                                 -------
which have been disclosed to EXCEL prior to the date hereof), which has been engaged by Telco, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Telco or any of its Subsidiaries.

                  SECTION 4.17 - Tax Matters.  Except as set forth on Schedule
                                 -----------
 4.17 hereto:

                  (a) Telco and its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Telco or any Subsidiary is or has been a member, has timely filed all federal and all material state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by Telco and its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the Telco SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by Telco and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against Telco or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Telco and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination.

                  (c) There are no material liens or encumbrances for Taxes on any of the assets of Telco or its Subsidiaries (other than for current taxes not yet due and payable).

                  (d) Telco and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (e) None of Telco or its Subsidiaries has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (f) None of Telco or its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code.

                  (g) None of Telco or its Subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                  (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of Telco or its Subsidiaries and neither Telco nor any of its Subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

                  (i) Neither Telco nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

                  (j) No property owned by Telco or any of its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of
Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

                  (k) For purpose of the Merger Agreement, (A) the terms "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (B) the term "Tax

Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                  SECTION 4.18 - Intellectual Property. Telco and its
                                 ---------------------
Subsidiaries own or possess all necessary licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Telco and its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of Telco, except as described on Schedule 4.18 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. Except as disclosed on Schedule 4.18 hereto, the conduct of the business of Telco and its Subsidiaries as currently conducted does not, in any material respect, conflict with or infringe any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright or any other intellectual property right of any third party. To the knowledge of Telco, except as described on Schedule 4.18 hereto, there are no infringements of any proprietary rights owned by or licensed by or to Telco or any of its Subsidiaries.

                  SECTION 4.19 - Insurance. Except as set forth on Schedule 4.19
                                 ---------
hereto, each of Telco and each of its Subsidiaries is, and has been continuously since January 1, 1996 (or such later date as such Subsidiary was organized or acquired by Telco), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Telco and its Subsidiaries during such time period. Except as set forth on such Schedule 4.19, since January 1, 1996 neither Telco nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Telco or its Subsidiaries. The insurance policies of Telco and its Subsidiaries are valid and enforceable policies.

                  SECTION 4.20 - Ownership of Securities. As of the date hereof,
                                 -----------------------
none of Telco or any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of EXCEL, which in the aggregate represent 10% or more of the outstanding shares of EXCEL Common Stock, or (b) is an "interested stockholder" of EXCEL within the meaning of Section 203 of the Delaware Law. Except as set forth on Schedule 4.20 hereto, neither Telco nor any of its Subsidiaries owns any shares of EXCEL Common Stock.

                  SECTION 4.21 - Certain Contracts.
                                 -----------------

                  (a) Telco has delivered or otherwise made available to EXCEL true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Telco is a party affecting the obligations of any party thereunder) to which Telco or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Telco and its Subsidiaries taken as a whole, including, without limitation, all:
(i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Telco is a party involving employees of Telco); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of Telco (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts relating to telecommunications facilities and/or with facilities-based carriers; (vii) contracts or arrangements limiting or restraining Holdings, Telco, any of Telco's Subsidiaries or any successor thereto from engaging or competing in any business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.1 hereof, the "Telco Contracts").

                  (b)      Except as set forth on Schedule 4.21(b):

                  (i) There is no default under any Telco Contract either by Telco or any of its Subsidiaries or, to the knowledge of Telco, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Telco or any of its Subsidiaries or, to the knowledge of Telco, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Telco.

                  (ii) No party to any such Telco Contract has given notice to Telco of or made a claim against Telco with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Telco.

                  (c) Set forth on Schedule 4.21(c) hereto is a list of each material contract, agreement or arrangement to which Telco or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

                  SECTION 4.22 - Certain Regulatory Matters.
                                 --------------------------

                  (a) Except as disclosed on Schedule 4.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to Telco's knowledge, investigations pending or, to Telco's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse Effect on Telco, nor has Telco or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on Telco: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

                  (b) Except as disclosed on Schedule 4.22 hereto, neither Telco nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon Telco and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on Telco.

                  (c) Telco has not transferred, sold any interest in, or otherwise diluted its control over, any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which Telco is a party or by which Telco is bound, or impinge the rights of any third party.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES
                      OF EXCEL AND THE MERGER SUBSIDIARIES

                  EXCEL and each Merger Subsidiary (as defined below) hereby represent and warrant to Telco as follows:

                  SECTION 5.1 - Organization and Qualification; Subsidiaries.
                                --------------------------------------------
Each of EXCEL and each of Holdings, E-Sub and T-Sub (collectively, the "Merger Subsidiaries" and each individually a "Merger Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of EXCEL and the Merger Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on EXCEL.

                  SECTION 5.2 - Certificate of Incorporation and Bylaws. EXCEL
                                ---------------------------------------
has heretofore furnished, or otherwise made available, to Telco a complete and correct copy of the Articles or Certificate of Incorporation and the Bylaws (or comparable governing documents), each as amended to the date hereof, of EXCEL and each of the Merger Subsidiaries. Such Articles or Certificates of Incorporation and Bylaws (or comparable governing documents) are in full force and effect. Neither EXCEL nor any of the Merger Subsidiaries is in violation of any of the provisions of its respective Articles or Certificate of Incorporation or its Bylaws (or comparable governing documents).

                  SECTION 5.3 - Capitalization. (a) The authorized capital stock
                                --------------
of EXCEL consists of (i) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are outstanding and none of which are reserved for issuance and (ii) 500,000,000 shares of EXCEL Common Stock, of which, as of May 31, 1997, 108,159,956 shares were issued and outstanding, 1,429,379 shares were held in the treasury of EXCEL and 4,402,540 shares were issuable upon the exercise of options outstanding under the EXCEL option plans listed on Schedule
5.3 hereto. Except as set forth on Schedule 5.3 hereto, (i) from May 31, 1997 through the date hereof, no shares of EXCEL Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) as of the date hereof, there are no outstanding "EXCEL Equity Rights". For purposes of this Agreement, EXCEL Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from EXCEL or any of EXCEL's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of EXCEL). Schedule 5.3 hereto sets forth a complete and accurate list with respect to all outstanding EXCEL Equity Rights as of May 31, 1997 of the holder thereof, the date of grant, the number of shares for which each such EXCEL Equity Right is exercisable, the respective dates upon which each such EXCEL Equity Right vests, becomes exercisable and expires, and the exercise price of each such EXCEL Equity Right.

                  (b) Except as set forth on Schedule 5.3(b), there are no outstanding obligations of EXCEL or any of EXCEL's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of EXCEL.

                  (c) All of the issued and outstanding shares of EXCEL Common Stock are validly issued, fully paid and nonassessable.

                  (d) The authorized capital stock of Holdings consists of 200,000,000 shares of Common Stock, par value $.001 per share, of which 1,000 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Holdings is, and at the Effective Time will be, owned by EXCEL free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, and there are (i) no other shares of capital stock or other voting securities of Holdings, (ii) no securities of Holdings convertible into or exchangeable for shares of capital stock or other voting securities of Holdings and (iii) no options or other rights to acquire from Holdings, and no obligations of Holdings to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Holdings. All of the issued and outstanding capital stock of each of E-Sub and T-Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by Holdings free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

                  (e) Except as disclosed on Schedule 5.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which EXCEL is a party or to which it is bound relating to the voting or registration of any shares of capital stock of EXCEL. EXCEL has not taken any action that would result in any Options to purchase EXCEL Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  SECTION 5.4 - Authority Relative to this Agreement. Each of
                                ------------------------------------
EXCEL and each Merger Subsidiary has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger to which it is a party, to carry out its obligations hereunder. The execution and delivery of this Agreement by each of EXCEL and each Merger Subsidiary and the consummation by each such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each such Party, subject to the approval of this Agreement by EXCEL's stockholders. This Agreement has been duly executed and delivered by each of EXCEL and each Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of each such Party, enforceable against it in accordance with its terms, subject to the Bankruptcy Exception.

                  SECTION 5.5 - No Conflict; Required Filings and Consents. (a)
                                ------------------------------------------
Except as listed on Schedule 5.5 hereto, the execution and delivery of this Agreement by each of EXCEL and each Merger Subsidiary do not, and the performance of this Agreement by each of EXCEL and each Merger Subsidiary will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of EXCEL, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to EXCEL or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles or Certificate of Incorporation or Bylaws (or comparable governing documents) of any of EXCEL's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of EXCEL or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which EXCEL or any of its Subsidiaries is a party or by which EXCEL, any of such Subsidiaries or any of their respective property is bound or affected except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on EXCEL.

                  (b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law or Virginia Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither EXCEL nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this

Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by EXCEL or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

                  SECTION 5.6 - SEC Filings; Financial Statements. (a) EXCEL has
                                ---------------------------------
filed all forms, reports and documents required to be filed with the SEC since May 9, 1996, and has heretofore delivered or made available to Telco, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all proxy statements relating to EXCEL's meetings of stockholders (whether annual or special) held since May 9, 1996, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and (iv) all other reports or registration statements filed by EXCEL with the SEC since May 9, 1996 (collectively, the "EXCEL SEC Reports"). The EXCEL SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements, including all related notes and schedules, contained in the EXCEL SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of EXCEL and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of EXCEL and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

                  (c) EXCEL has heretofore made available to Telco a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by EXCEL with the SEC pursuant to the Exchange Act.

                  SECTION 5.7 - No Undisclosed Liabilities; Absence of Certain
                                ----------------------------------------------
Changes or Events. Except as and to the extent publicly disclosed by EXCEL in
-----------------
the EXCEL SEC Reports filed prior to the date of this Agreement, as of December 31, 1996, none of EXCEL or its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of EXCEL (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on EXCEL. Except as disclosed on Schedule 5.7 hereto, since December 31, 1996, there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of EXCEL or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on EXCEL.

                  SECTION 5.8 - No Violation of Law; Permits. The business of
                                ----------------------------
EXCEL and its Subsidiaries is not being conducted in violation of any Legal Requirements, or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on EXCEL. EXCEL and its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, "EXCEL Required Permits"), and no proceedings are pending or, to the knowledge of EXCEL, threatened to revoke or limit any EXCEL Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on EXCEL. Except as set forth on Schedule 5.8 hereto, (a) to EXCEL's knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to EXCEL or its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified EXCEL of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EXCEL. Except as set forth on Schedule 5.8 hereto, neither EXCEL nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on EXCEL, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has EXCEL or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. EXCEL and each of its Subsidiaries and affiliates has complied with all material federal and state regulatory reporting requirements necessary for the lawful provision of the telecommunications services currently offered by EXCEL or such Subsidiary or affiliate.

                  SECTION 5.9 - Registration Statement; Joint Proxy Statement.
                                ---------------------------------------------
None of the information supplied or to be supplied by or on behalf of EXCEL for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of EXCEL for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Telco stockholders' meeting and the EXCEL stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to EXCEL, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Joint Proxy Statement, EXCEL shall promptly so advise Telco and such event shall be so described, and such amendment or supplement (which Telco shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of EXCEL. The Registration Statement and the Joint Proxy Statement (except for information relating to Telco) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 5.10 - Board Action; Vote Required. (a) The Board of
                                 ---------------------------
Directors of EXCEL has unanimously determined that the transactions contemplated by this Agreement are in the best interests of EXCEL and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

                  (b) The approval of the Merger of E-Sub into EXCEL by a majority of the votes entitled to be cast by all holders of EXCEL Common Stock (the "EXCEL Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of EXCEL required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

                  SECTION 5.11 - Opinion of Financial Advisor. EXCEL has
                                 ----------------------------
received the oral opinion of Lehman Brothers Inc. ("Lehman Brothers") on the date hereof, to the effect that, as of the date hereof, the EXCEL Exchange Ratio is fair from a financial point of view to the stockholders of EXCEL, and the Telco Merger Consideration is fair from a financial point of view to EXCEL, and will, within two business days of the date hereof, have received the written opinion of Lehman Brothers to such effect.

                  SECTION 5.12 - Brokers. Except for Lehman Brothers (the
                                 -------
arrangements with which have been disclosed to Telco prior to the date hereof), which has been engaged by EXCEL, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of EXCEL or any of its Subsidiaries.

                  SECTION 5.13 - Ownership of Securities. As of the date hereof,
                                 -----------------------
neither EXCEL nor, to EXCEL's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Telco, which in the aggregate represent 10% or more of the outstanding shares of Telco Common Stock, nor (b) is an "interested shareholder" of Telco within the meaning of Article 14 of Virginia Law. EXCEL owns no shares of Telco Common Stock.

                  SECTION 5.14 - Activities of Merger Subsidiaries. None of the
                                 ---------------------------------
Merger Subsidiaries have conducted any activities other than in connection with the organization thereof, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 5.15 - Financing. EXCEL has received an executed
                                 ---------
commitment letter, a copy of which has been delivered to Telco, from Lehman Commercial Paper Inc. to provide, subject to the conditions specified therein, senior loan financing of up to $1,000,000,000 to finance the Mergers, to refinance existing indebtedness of the Parties and for general corporate purposes (the "Financing").

                  SECTION 5.16 - Litigation. Except as disclosed in Schedule
                                 ----------
5.16 hereto, there are no claims, actions, suits, proceedings or, to EXCEL's knowledge, investigations pending or, to EXCEL's knowledge, threatened against EXCEL or any of its Subsidiaries, or any properties or rights of EXCEL or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against EXCEL or any of its Subsidiaries or any properties or rights of EXCEL or any of its Subsidiaries in excess of $5 million or which otherwise could have a Material Adverse Effect on EXCEL, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by EXCEL in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this

Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against EXCEL or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on EXCEL.

                  SECTION 5.17 - Employee Matters; ERISA. (i) All contributions
                                 -----------------------
and other payments required to be made by EXCEL or any of its Subsidiaries to or under any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by EXCEL or its Subsidiaries (collectively, the "EXCEL Benefit Plans") (or to any person pursuant to the terms thereof) have been timely made, except for failures that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EXCEL. No EXCEL Benefit Plan is subject to Section 412 of the Code.

                  (ii) Each of the EXCEL Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to EXCEL's knowledge, no circumstances exist that could reasonably be expected by EXCEL to result in the revocation of any such determination. EXCEL is in compliance with, and each of the EXCEL Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on EXCEL.

                  (iii) Except as set forth on Schedule 5.17 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from EXCEL or any of its Subsidiaries to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any EXCEL Benefit Plan, or (iii) disqualification of any of the EXCEL Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

                  (iv) Neither EXCEL nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any EXCEL Benefit Plan. Neither EXCEL nor any of its Subsidiaries is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (v) There are no pending or, to EXCEL's knowledge, threatened actions, claims or proceedings against any EXCEL Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims) which, if determined adversely to EXCEL, individually or in the aggregate would have a Material Adverse Effect on EXCEL.

                  SECTION 5.18 - Tax Matters.  Except as set forth on Schedule
                                 -----------
 5.18 hereto:

                  (a) EXCEL and its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which EXCEL or any Subsidiary is or has been a member, has timely filed all federal and all material state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by EXCEL and its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the EXCEL SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by EXCEL and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against EXCEL or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of EXCEL and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination.

                  (c) There are no material liens or encumbrances for Taxes on any of the assets of EXCEL or its Subsidiaries (other than for current taxes not yet due and payable).

                  (d) EXCEL and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (e) None of EXCEL or its Subsidiaries has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (f) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of EXCEL or its Subsidiaries and neither EXCEL nor any of its Subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

                  (g) Neither EXCEL nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

                  (h) None of EXCEL or its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not party to any agreement that would obligate it to make any payments that would not be deductible by reason of Section 162(m) of the Code other than any such payments that would not result in an increase in EXCEL's tax liabilities in an amount which is material to Excel and its Subsidiaries, taken as a whole.

                  SECTION 5.19 - Intellectual Property. EXCEL and its
                                 ---------------------
Subsidiaries own or possess all necessary licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of EXCEL and its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of EXCEL, except as described on Schedule 5.19 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. Except as disclosed on Schedule 5.19 hereto, the conduct of the business of EXCEL and its Subsidiaries as currently conducted does not, in any material respect, conflict with or infringe any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright or any other intellectual property right of any third party. To the knowledge of EXCEL, except as described on Schedule 5.19 hereto, there are no infringements of any proprietary rights owned by or licensed by or to EXCEL or any of its Subsidiaries.

                  SECTION 5.20 - Certain Contracts.

                  (a) Except for such contracts as are filed publicly in the EXCEL SEC Reports, EXCEL has delivered or otherwise made available to Telco true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which EXCEL is a party affecting the obligations of any party thereunder) to which EXCEL or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of EXCEL and its Subsidiaries taken as a whole, including, without limitation, all:
(i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which EXCEL is a party involving employees of EXCEL); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of EXCEL (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts relating to telecommunications facilities and/or with facilities-based carriers; (vii) contracts or arrangements limiting or restraining Holdings, EXCEL, any of EXCEL's Subsidiaries or any successor thereto from engaging or competing in any business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.2 hereof, the "EXCEL Contracts").

                  (b)      Except as set forth on Schedule 5.20(b):

                  (i) There is no default under any EXCEL Contract either by EXCEL or any of its Subsidiaries or, to the knowledge of EXCEL, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by EXCEL or any of its Subsidiaries or, to the knowledge of EXCEL, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on EXCEL.

                  (ii) No party to any such EXCEL Contract has given notice to EXCEL of or made a claim against EXCEL with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on EXCEL.

                  (c) Set forth on Schedule 5.20(c) hereto is a list of each material contract, agreement or arrangement to which EXCEL or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

                  SECTION 5.21 - Certain Regulatory Matters.
                                 --------------------------

                  (a) Except as disclosed on Schedule 5.21 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to EXCEL's knowledge, investigations pending or, to EXCEL's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse

Effect on EXCEL, nor has EXCEL or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on EXCEL:
(i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

                  (b) Except as disclosed on Schedule 5.21 hereto, neither EXCEL nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon EXCEL and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on EXCEL.

                  (c) EXCEL has not transferred, sold any interest in, or otherwise diluted its control over, any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which EXCEL is a party or by which EXCEL is bound, or impinge the rights of any third party.


                             ARTICLE VI - CONDUCT OF
                          BUSINESS PENDING THE MERGERS

                  SECTION 6.1 - Conduct of Business of Telco. Telco covenants
                                ----------------------------
and agrees that, between the date of this Agreement and the Effective Time, unless EXCEL shall otherwise consent in writing, and except as described on
Schedule 6.1 hereto or as otherwise expressly contemplated hereby, the business of Telco and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Telco and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers, significant suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.1 hereto or as otherwise expressly contemplated by this Agreement, Telco agrees on behalf of itself and its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of EXCEL:

                  (a) (i) except for (A) the issuance of Telco Common Stock in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.11; (B) grants of stock options with respect to Telco Common Stock as set forth in Schedule 6.1; and (C) the issuance of securities by a Subsidiary to any person which is directly or indirectly wholly-owned by Telco: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Telco or any of its Subsidiaries; (ii) amend or propose to amend the Articles of Incorporation or Bylaws of Telco or any of its Subsidiaries or adopt any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Telco Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(a);

                  (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly-owned Subsidiary of Telco as of the date hereof, except for investments which do not exceed $5,000,000 for any single investment or series of related investments, or $20,000,000 in the aggregate for all such investments in any 12-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of Telco or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.1 hereto;
(iv) enter into any agreement, contract or commitment for the leasing of fiber for a term in excess of 12 months or which involves payments by Telco or any of its Subsidiaries in an amount in excess of $5,000,000 individually or as part of a series of related transactions, except for agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(b);

                  (c) (i) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or issue or sell any debt securities or warrants or rights to acquire any debt securities of Telco or any of its Subsidiaries or guarantee any debt securities of others (other than Telco or any of its wholly-owned Subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (A) in replacement for existing or maturing debt, (B) borrowings by Telco under its lines of credit existing on the date hereof up to the maximum amount permitted thereunder (as such maximum amount may be reduced from time to time in accordance with the terms thereof) or (C) capital leases or other vendor financing for capital assets the acquisition of which is otherwise permitted under this Agreement; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of Telco or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

                  (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing;

                  (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Telco or any of its Subsidiaries (other than the Telco Merger);

                  (f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

                  (g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement (other than the hiring of employees in the ordinary course of business and not pursuant to any employment contract) for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Telco, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (h) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Telco Benefit
Plan) under any Telco Benefit Plan to any director or employee of, or independent contractor or consultant to, Telco or any of its Subsidiaries, adopt or amend (except for amendments required by Legal Requirements) any Telco Benefit Plan or enter into or amend any employment or consulting agreement or grant or establish any new awards under any such existing Telco Benefit Plan or agreement;

                  (i) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

                  (j) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation;

                  (k) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

                  (l) other than pursuant to this Agreement, take any action to cause the Telco Common Stock to cease to be quoted on the Nasdaq Stock Market;

                  (m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP;
(iii) materially modify (with materiality to be determined with respect to the Benefit Plan trust in question) the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase;
(vii)
establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or
(ix) adopt, implement or maintain any "split dollar" life insurance program;

                  (n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

                  (o) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

                  (p) make or revoke any tax election or settle or compromise any tax liability material to Telco and its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than as required by applicable Legal Requirements;

                  (q) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Telco and its Subsidiaries or incurred in the ordinary course of business consistent with past practice; or

                  (r) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby.

                  SECTION 6.2 - Conduct of Business of EXCEL. (a) EXCEL
                                ----------------------------
covenants and agrees that, between the date of this Agreement and the Effective Time, unless Telco shall otherwise consent in writing, and except as described on Schedule 6.2 hereto or as otherwise expressly contemplated hereby, EXCEL and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers, significant suppliers and with other persons with whom they have significant business relations. In addition, EXCEL agrees that it will not split, combine or reclassify any outstanding shares of EXCEL Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares.

                  (b)(i) EXCEL further covenants and agrees that it shall give Telco not less than three business days' prior written notice (which notice shall include such information as, in the reasonable judgment of EXCEL, is reasonably necessary to evaluate the Proposed Activity) if EXCEL intends to take or engage in any of the following actions or activities (a "Proposed Activity") between the date of this Agreement and the Effective Time:

                  (A) except for the issuance of shares of EXCEL Common Stock in order to satisfy obligations under the EXCEL Stock Plans, issue any shares of EXCEL Common Stock for, or any options, warrants, convertible securities or other rights of any kind to acquire shares of EXCEL Common Stock which have an exercise or conversion price per share that is, less than the fair market value of such shares at the date of issuance (which date of issuance shall, in the case of any convertible security, be the date of the issuance of such convertible security);

                  (B)(i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation or partnership or any equity interest therein, or any business, except for acquisitions involving consideration that does not exceed $100,000,000 for any acquisition or series of related acquisitions; or (ii) sell or dispose of any assets of EXCEL or any of its Subsidiaries in a single transaction or group of related transactions for consideration having a fair market value (as determined by the Board of Directors of EXCEL in good faith) of more than $100,000,000;

                  (C) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of EXCEL or any of its Subsidiaries (other than the EXCEL Merger); or

                  (D) enter into any contract that would prevent or materially delay migration of "1+ long distance traffic" to Telco's networks following the Effective Time.

         (ii) If Telco objects to any Proposed Activity of EXCEL set forth in any notice delivered pursuant to clause (i) above, Telco may, within three business days of its receipt of any such notice, notify EXCEL in writing of such objection. If EXCEL shall take or engage in, or enter into any binding written agreement or letter of intent with respect to, a Proposed Activity with respect to which Telco shall have delivered a written notice of objection pursuant to and in accordance with this Section 6.2(b)(ii) (written notice of which shall be given by EXCEL to Telco within three business days following the consummation of such

Proposed Activity or execution of such agreement or letter), Telco may, upon five days' prior written notice to EXCEL, terminate this Agreement in accordance with Section 9.1(i) hereof unless, prior to the expiration of such five-day period, EXCEL shall have notified Telco in writing that it has terminated or rescinded the Proposed Activity; provided, however, that Telco must give the required notice of its election to exercise such termination right, if at all, within three business days following receipt of written notice from EXCEL that it has taken or engaged in, or entered into any binding written agreement or letter of intent with respect to, the Proposed Activity. Notwithstanding the foregoing, nothing contained in this Section 6.2(b) shall prohibit or restrict the ability of EXCEL to take or engage in any Proposed Activity.

                  SECTION 6.3 - No Solicitation. From and after the date hereof,
                                ---------------
Telco, without the prior written consent of EXCEL, will not, and will not authorize or permit any of its Party Representatives (as defined in Section 7.5(b) hereof) to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any
                                 --------  -------
other provision hereof, Telco may (i) at any time prior to the time its stockholders shall have voted to approve this Agreement, respond to, or engage in discussions or negotiations with, a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Telco or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Telco and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a bona fide Acquisition Proposal and (y) the Board of Directors of Telco shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors of Telco to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to first furnishing such information to or entering into discussions or negotiations with such person, Telco (x) provides prompt notice to EXCEL to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement (as defined in Section 7.5(b) hereof), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) provided Telco terminates this Agreement pursuant to Section 9.1(h) hereof, accept an Acquisition Proposal from a third party. Consistent with the foregoing provisions of this Section 6.3, Telco shall immediately cease and terminate any currently existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by Telco or its Representatives with respect to the foregoing. Telco agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Telco shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. Telco shall notify EXCEL orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof, shall keep EXCEL informed of the status and details of any such inquiry, offer or proposal, and shall give EXCEL two business days' advance notice of any agreement to be entered into with any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Telco or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, Telco. Notwithstanding the foregoing, Telco shall not be precluded from informing a credible potential acquiror or its representative of the requirements of this Section 6.3 upon receipt of an unsolicited inquiry from such potential acquiror or representative.

                  SECTION 6.4 - Subsequent Financial Statements. Prior to the
                                -------------------------------
Effective Time, Telco shall (a) prior to making publicly available its financial results for any period, provide a copy of such financial results to EXCEL and
(b) timely file with the SEC each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder, and, prior to the filing thereof, provide a copy to EXCEL, and will promptly deliver to EXCEL copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of Telco included in such reports will fairly present the financial position of Telco and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

                  SECTION 6.5 - Control of Operations. Nothing contained in this
                                ---------------------
Agreement shall give EXCEL or Telco, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of EXCEL and Telco shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                       ARTICLE VII - ADDITIONAL AGREEMENTS

                  SECTION 7.1 - Joint Proxy Statement and the Registration
                                ------------------------------------------
Statement. (a) As promptly as practicable after the execution and delivery of
---------
this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Telco Common Stock and EXCEL Common Stock, the Joint Proxy Statement, provided, however, that EXCEL and Telco shall
                                  --------  -------
not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

                           (i)   they have received notice from the SEC that the
Registration Statement is effective under the 1933 Act;

                           (ii)  Telco shall have received a letter from DLJ,
dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 4.15 hereof;

                           (iii) EXCEL shall have received a letter from Lehman
Brothers, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 5.11 hereof;

                           (iv)  Telco shall have received a letter of Arthur
Andersen LLP, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Telco, in form and substance reasonably satisfactory to Telco and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of EXCEL included in the Joint Proxy Statement and the Registration Statement; and

                           (v)   EXCEL shall have received a letter of Deloitte
& Touche, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to EXCEL, in form and substance reasonably satisfactory to

EXCEL and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Telco included in the Joint Proxy Statement and the Registration Statement.

                  (b) The Parties will use their respective best efforts to cause the letters referred to in clauses (iv) and (v) above to be delivered and will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

                  SECTION 7.2 - EXCEL and Telco Stockholders' Meetings and
                                ------------------------------------------
Consummation of the Mergers. (a) At the earliest reasonably practicable time
---------------------------
following the execution and delivery of this Agreement, each of EXCEL and Telco shall promptly take all action necessary in accordance with Delaware Law and Virginia Law, respectively, and its Certificate or Articles of Incorporation and Bylaws, to convene a meeting of their respective stockholders (each, a "Stockholders Meeting"). The stockholder vote or consent required for approval of each of the Mergers will be no greater than that contemplated by Sections 4.14(b) and 5.10(b) hereof. Each of EXCEL and Telco shall use all commercially reasonable efforts to solicit from its respective stockholders proxies to be voted at its Stockholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and each of EXCEL and Telco shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Mergers; provided, however, that either Board of Directors may withdraw its recommendation if such Board of Directors shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties. Each of the Parties shall take all other action necessary or, in the opinion of the other Parties, reasonably advisable to promptly and expeditiously secure any vote or consent of stockholders required by Delaware Law or Virginia Law, as the case may be, and such Party's Certificate or Articles of Incorporation and Bylaws, to effect the Mergers.

                  (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law or Virginia Law, as the case may be, and deliver to and file with the Secretary of State of the State of Delaware or the Virginia State Corporation Commission, as the case may be, such instruments and agreements as may be required by Delaware Law or Virginia Law, as the case may be, and the Parties shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this Section 7.2(b), a closing (the "Closing") will be held at the offices of Weil, Gotshal & Manges LLP (or such other place as EXCEL and Telco may mutually agree upon) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

                  SECTION 7.3 - Additional Agreements. (a) Each of the Parties
                                ---------------------
will comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of EXCEL and Telco shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

                  (b) Upon reasonable advance notice, Telco shall use its best efforts to cause its senior management to attend (at the expense of EXCEL) and participate in meetings with prospective members of and participants in any syndicate of financial institutions being assembled to provide the Financing.

                  SECTION 7.4 - Notification of Certain Matters. Each of EXCEL
                                -------------------------------
and Telco shall give prompt notice to the other of the following:

                  (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect with respect to such Party;

                  (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law;

                  (d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject; and

                  (e) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 7.4
-----------------
shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

                  SECTION 7.5 - Access to Information. (a) From the date hereof
                                ---------------------
to the Effective Time, each of EXCEL and Telco shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

                  (b) Each of EXCEL and Telco agrees that all information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated May 7, 1997, heretofore executed and delivered by EXCEL and Telco (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

                  SECTION 7.6 - Public Announcements. Except as required by
                                --------------------
applicable law or stock exchange requirements, EXCEL and Telco shall provide the other Party with a reasonable opportunity to review and comment on all press releases and other public statements with respect to the transactions contemplated hereby.



        SECTION 7.7 - Indemnification; Directors' and Officers'Insurance.
                      --------------------------------------------------

                  (a) For a period of six years after the Effective Time, (i) Holdings and Telco jointly and severally shall indemnify the directors and officers of Telco who hold such positions at any time during the period from the date hereof through the Effective Time to the fullest extent to which Telco is permitted to indemnify such officers and directors under its Articles of Incorporation and Bylaws and applicable law (including, without limitation, indemnification for actions in the right of Telco) and (ii) Holdings and EXCEL jointly and severally shall indemnify the directors and officers of EXCEL who hold such positions at any time during the period from the date hereof through the Effective Time to the fullest extent to which EXCEL is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws and applicable law.

                  (b) For a period of four years after the Effective Time, Holdings shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Telco (provided that Holdings may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that Holdings shall not be obligated to make
                -----------------
annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by Telco for such insurance (which premium Telco represents and warrants to be $192,500 in the aggregate). Notwithstanding anything to the contrary contained elsewhere herein, Holdings' agreement set forth in Section 7.7(a) shall cover claims only to the extent that those claims are not covered under Telco's directors' and officers' insurance policies (or any substitute policies permitted by this Section 7.7(b)).


                  SECTION 7.8 - Employee Benefit Plans.
                                ----------------------

                  (a) Except as otherwise set forth in Section 2.8 hereof or in the Telco Shareholders Agreement, in the case of the EXCEL Benefit Plans listed on Schedule 7.8 hereto ("EXCEL Stock Plans") and the Telco Benefit Plans under which the employees' interests are based upon EXCEL Common Stock and Telco Common Stock, respectively, or the respective market prices thereof (but which interests do not constitute stock options),

EXCEL and Telco agree that such interests shall, from and after the Effective Time, be based on Holdings Common Stock in accordance with the EXCEL Exchange Ratio (with respect to EXCEL Stock Plans) and the Telco Adjusted Exchange Ratio (with respect to Telco Benefit Plans).

                  (b) With respect to any EXCEL Stock Plans or Telco Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this
Section 7.8 and on Schedule 6.1 shall apply to the extent the application of such principles does not violate applicable foreign law.

                  (c) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that EXCEL and Telco will not be at the Effective Time bound by any options, SARs, warrants or other rights or agreements which would entitle any person, other than Holdings, to own any capital stock of the Surviving Corporations or to receive any payment in respect thereof, and all EXCEL Stock Plans and Telco Benefit Plans conferring any rights with respect to Shares or other capital stock of EXCEL or Telco, as the case may be, shall be deemed hereby to be amended to be in conformity with this Section 7.8.

                  SECTION 7.9 - Employment Arrangements. Each of Henry G. Luken,
                                -----------------------
Donald A. Burns, Stephen G. Canton, Nicholas A. Merrick and Bryan K. Rachlin (collectively, the "Principal Officers") shall, as of or prior to the Effective Time, enter into separate employment agreements with Telco and non-competition agreements with Holdings in substantially the forms previously agreed by the Parties (the "Employment Agreements" and the "Non-Competition Agreements", respectively). None of the Principal Officers shall have any right, remedy or cause of action under this Section 7.9, nor shall they be third party beneficiaries of this Section 7.9.

                  SECTION 7.10 - Stock Exchange Listing. EXCEL shall use its
                                 ----------------------
best efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Holdings Common Stock into which the Shares will be converted pursuant to Article II hereof and which will be issuable upon exercise of options pursuant to Section
2.8 hereof.

                  SECTION 7.11 - Post-Merger Holdings Board of Directors.
                                 ---------------------------------------
Following the Effective Time, the Board of Directors of Holdings shall consist of the Board of Directors of EXCEL immediately prior to the Effective Time, together with Henry G. Luken and Donald A. Burns.

                  SECTION 7.12 - Registration Rights. Holdings shall not be
                                 -------------------
required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Holdings Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of EXCEL or Telco within the meaning of Rule 145 promulgated under the 1933 Act. Notwithstanding the foregoing, at the Effective Time, Holdings will enter into a Registration Rights Agreement in substantially the form annexed hereto as Appendix II with the parties listed therein.

                  SECTION 7.13 - Affiliates. Each of EXCEL and Telco (i) has
                                 ----------
disclosed to the other all persons who are, or may be, at the time this Agreement is executed its "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) has delivered, or caused each person who is so identified as an "affiliate" of it to deliver, to the other as promptly as practicable but in no event later than the Closing Date, an EXCEL Affiliate Letter or a Telco Affiliate Letter, as the case may be. EXCEL and Telco shall notify each other from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute an EXCEL Affiliate Letter or a Telco Affiliate Letter, as the case may be.

                  SECTION 7.14 - Blue Sky. EXCEL and Telco will use their best
                                 --------
efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Holdings Common Stock to be issued in accordance with the provisions of this Agreement.

                  SECTION 7.15 - Compliance. (a) In consummating the Telco
                                 ----------
Merger and the transactions contemplated hereby, Telco shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

                  (b) In consummating the EXCEL Merger and the transactions contemplated hereby, EXCEL shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

                      ARTICLE VIII - CONDITIONS TO MERGERS

                  SECTION 8.1 - Conditions to Obligations of Each Party to
                                ------------------------------------------
Effect the Mergers. The respective obligations of each Party to effect the
------------------
Mergers shall be subject to the following conditions:

                  (a)  Stockholder Approval.  The Mergers and this Agreement
                       --------------------
shall have been approved and adopted by the requisite vote of the stockholders of each of EXCEL and Telco in accordance with Delaware Law and Virginia Law, respectively;

                  (b) Legality. No federal, state or foreign statute, rule,
                      --------
regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Mergers illegal or otherwise prohibiting the consummation of the Mergers;

                  (c)  HSR Act.  Any waiting period applicable to the
                       -------
consummation of the Mergers under the HSR Act shall have expired or been terminated;

                  (d) Regulatory Matters. All authorizations, consents, orders
                      ------------------
or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Holdings or either of the Surviving Corporations, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of Holdings or either of the Surviving Corporations, or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

                  (e)  Registration Statement Effective.  The Registration
                       --------------------------------
Statement shall have become effective prior to the mailing by each of EXCEL and Telco of the Joint Proxy

Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

                  (f)  Blue Sky.  All state securities or blue sky permits or
                       --------
approvals required to carry out the transactions contemplated hereby shall have been received; and

                  (g) Stock Exchange Listing. The shares of Holdings Common
                      ----------------------
Stock into which the Shares will be converted pursuant to Article II hereof and the shares of Holdings Common Stock issuable upon the exercise of options pursuant to Section 2.8 hereof shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

                  SECTION 8.2 - Additional Conditions to Obligations of EXCEL.
                                ---------------------------------------------
The obligations of EXCEL to effect the Mergers are also subject to the fulfillment of the following conditions:

                  (a) Representations and Warranties. The representations and
                      ------------------------------
warranties of Telco contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

                  (b)  Agreements, Conditions and Covenants. Telco
                       ------------------------------------
shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by Telco on or before the Effective Time;

                  (c)  Certificates.  EXCEL shall have received a certificate
                       ------------
of an executive officer of Telco to the effect set forth in paragraphs (a) and (b) above;

                  (d) Opinions. (i) EXCEL shall have received an opinion of
                      --------
Weil, Gotshal & Manges LLP, special counsel to EXCEL, dated as of the Closing Date, in form and substance reasonably satisfactory to EXCEL, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Holdings, EXCEL or E-Sub as a result of the formation of Holdings and E-Sub and the Merger of E-Sub with and into EXCEL; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of EXCEL upon their exchange of EXCEL Common Stock solely for Holdings Common Stock pursuant to such Merger. In rendering such opinion, Weil, Gotshal & Manges LLP may require and rely upon representations and covenants including those contained in certificates of officers of Holdings, EXCEL, Telco and others substantially in the form attached hereto as Appendix III;

                           (ii)  Telco shall have received the opinion described
in Section 8.3(d)(i) hereof, in form and substance reasonably satisfactory to EXCEL; and

                           (iii) EXCEL shall have received an opinion of Swidler
& Berlin, special counsel to Telco, dated as of the Closing Date, substantially to the effect set forth in Appendix IV hereto.

                  (e)  Affiliate Agreements. EXCEL shall have received the
                       --------------------
agreements required by Section 7.13 hereof to be delivered by the Telco "affiliates," duly executed by each "affiliate" of Telco;

                  (f)  No Material Adverse Change. Since December 31, 1996,
                       --------------------------
there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Telco or Holdings;

                  (g) Consents Under Telco Agreements. Telco shall have obtained
                      -------------------------------
the consents listed on Schedule 8.2(g) hereto, as well as the consent or approval of each other person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Holdings or either of the Surviving Corporations; and

                  (h)  Employment and Non-Competition Agreements. The Employment
                       -----------------------------------------
Agreements and Non-Competition Agreements shall be in full force and effect.

                  SECTION 8.3 - Additional Conditions to Obligations of Telco.
                                ---------------------------------------------
The obligations of Telco to effect the Mergers are also subject to the fulfillment of the following conditions:

                  (a) Representations and Warranties. The representations and
                      ------------------------------
warranties of EXCEL contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

                  (b)  Agreements, Conditions and Covenants. EXCEL shall have
                       ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by EXCEL on or before the Effective Time;

                  (c)  Certificates. Telco shall have received a certificate of
                       ------------
an executive officer of EXCEL to the effect set forth in paragraphs (a) and (b) above;

                  (d) Tax Opinion. (i) Telco shall have received an opinion of
                      -----------
Swidler & Berlin, special counsel to Telco, dated as of the Closing Date, in form and substance reasonably satisfactory to Telco, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Holdings, Telco or T-Sub as a result of the formation of Holdings and T-Sub and the Merger of T-Sub with and into Telco; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of Telco upon their exchange of Telco Common Stock for the Telco Merger Consideration pursuant to such Merger, except (i) gain, if any, shall be recognized to the extent of the Cash Consideration received, and (ii) with respect to cash received in lieu of a fractional share interest in Holdings Common Stock. In rendering such opinion, Swidler & Berlin may require and rely upon representations and covenants including those contained in certificates of officers of Holdings, Telco and EXCEL and others substantially in the form attached hereto as Appendix V; and

                           (ii)  EXCEL shall have received the opinion described
in Section 8.2(d)(i) hereof, in form and substance reasonably satisfactory to Telco;

                  (e)  Affiliate Agreements. Telco shall have received the
                       --------------------
agreements required by Section 7.13 hereof to be delivered by the EXCEL "affiliates," duly executed by each "affiliate" of EXCEL;

                  (f)  No Material Adverse Change. Since December 31, 1996,
                       --------------------------
there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on EXCEL or Holdings; and

                  (g) Consents Under EXCEL Agreements. EXCEL shall have obtained
                      -------------------------------
the consent or approval of each person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Holdings or either of the Surviving Corporations.



                 ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.1 - Termination. This Agreement may be terminated at
                                -----------
any time before the Effective Time, in each case as authorized by the respective Board of Directors of EXCEL or Telco:

                  (a)  By mutual written consent of each of EXCEL and Telco;

                  (b) By either EXCEL or Telco if the Mergers shall not have been consummated on or before December 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section
-----------------
9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing
-----------------
set forth in Section 8.1(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to May 31, 1998;

                  (c) By either EXCEL or Telco if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) By either EXCEL or Telco if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Holdings, EXCEL or Telco;

                  (e) By either EXCEL or Telco upon the occurrence of a Material Adverse Effect on the other or on Holdings or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Holdings;

                  (f) By either EXCEL or Telco if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers, (ii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iii) shall approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an affiliate thereof, or
(iv) shall resolve to take any of the actions specified in clause (i) above;

                  (g) By either EXCEL or Telco if any of the required approvals of the stockholders of EXCEL or of Telco shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof;

                  (h) By Telco, prior to the approval of this Agreement by the stockholders of Telco, upon two business days' prior notice to EXCEL, if, as a result of an Acquisition Proposal (as defined in Section 6.3 hereof) received by Telco from a person other than a Party to this Agreement or any of its affiliates, the Board of Directors of Telco determines in good faith, on the basis of oral or written advice of outside counsel, that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of Telco shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, Telco shall, and shall cause its respective financial and legal advisors to, negotiate with EXCEL to adjust the terms and conditions of this Agreement to provide the opportunity for Telco to proceed with the transactions contemplated hereby; or

                  (i) By Telco, under the circumstances and in the manner described in Section 6.2(b)(ii);

provided, however, that no termination shall be effective pursuant to Sections
-----------------
9.1(f), (g) or (h) under circumstances in which a Termination Fee is payable by Telco under Section 9.2(b) unless concurrently with such termination, such termination fee is paid in full by Telco in accordance with the provisions of Sections 9.2(b).

                  SECTION 9.2 - Effect of Termination. (a) In the event of
                                ---------------------
termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except
(i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.9, 5.12 and
10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

                  (b) If (i) this Agreement (A) is terminated by EXCEL pursuant to Sections 9.1(f) hereof or EXCEL or Telco pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the Telco stockholders or by Telco pursuant to Section 9.1(h) hereof, or (B) is terminated as a result of Telco's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to Telco, and (ii) at the time of such termination or prior to the meeting of Telco's stockholders there shall have been an Acquisition Proposal involving Telco or any of its Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), Telco shall pay to EXCEL a termination fee of $20 million (the "Termination Fee"). The Termination Fee payable under this Section 9.2(b) shall be payable in cash at the date of termination.

                  (c) Telco agrees that the agreements contained in Section 9.2(b) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If Telco fails to promptly pay to EXCEL any fee due under such Section 9.2(b), Telco shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                  SECTION 9.3 - Amendment. This Agreement may be amended by the
                                ---------
Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of
                                    -----------------
the Mergers by the stockholders of EXCEL or Telco, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Mergers, (b) alter or change any term of the Certificate of Incorporation of either of the Surviving Corporations or Holdings, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of EXCEL or Telco. This Agreement may not be amended except by an instrument in writing signed by the Parties.

                  SECTION 9.4 - Waiver. At any time before the Effective Time,
                                ------
any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                         ARTICLE X - GENERAL PROVISIONS

                  SECTION 10.1 - Non-Survival of Representations, Warranties and
                                 -----------------------------------------------
Agreements. The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.4, 2.5, 2.6, 2.7, 7.7, 7.8 and
7.11 hereof and this Section 10.1 shall survive the Effective Time indefinitely,
(b) the agreements and representations set forth in Sections 4.10, 4.16, 5.9, 5.12, 7.5(b), 9.2 and 10.3 hereof and this Section 10.1 shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

                  SECTION 10.2 - Notices. All notices and other communications
                                 -------
given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

       (a)  if to EXCEL or any Merger Subsidiary:

                EXCEL Communications, Inc.
                8750 North Central Expressway
                Suite 2000
                Dallas, Texas  75231
                Attention: J. Christopher Dance, Esq.
                Telecopy No.:  (214) 863-8985
              with a copy to:

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, New York  10153
              Attention: Howard Chatzinoff, Esq. and Frederick S. Green, Esq. Telecopy No.: (212) 310-8007

     (b)  if to Telco:

              Telco Communications Group, Inc.
              4219 Lafayette Center Drive
              Chantilly, Virginia  20151-1209
              Attention:  Bryan K. Rachlin, Esq.
              Telecopy No.:  (703) 803-3430

              with a copy to:

                           Swidler & Berlin, Chartered, Washington, D.C. 3000 K Street, N.W. Suite 300
                           Washington, D.C.  20007
                           Attention:  John J. Klusaritz, Esq.
                           Telecopier No.:  (202) 424-7643

                  SECTION 10.3 - Expenses. Except as otherwise provided herein,
                                 --------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by EXCEL and Telco.

                  SECTION 10.4 - Certain Definitions. For purposes of this
                                 -------------------
Agreement, the following terms shall have the following meanings:

                  (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time, and "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

                  (b) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  (d) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

                  (e) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

                  (f) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in any of (A) or (B), the effect on EXCEL or Telco (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

                  (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                  (h) "Subsidiary" means any corporation or other legal entity of which EXCEL or Telco, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  (i) "Telco Adjusted Exchange Ratio" means two times the Telco Exchange Ratio.

                  SECTION 10.5 - Headings. The headings contained in this
                                 --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.6 - Severability. If any term or other provision of
                                 ------------
this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

                  SECTION 10.7 - Entire Agreement; No Third-Party Beneficiaries
                                 ----------------------------------------------.
This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.7 (Indemnification; Directors' and Officers' Insurance), is not intended to confer upon any person other than EXCEL, Telco, Holdings, E-Sub and T-Sub and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

                  SECTION 10.8 - Assignment. This Agreement shall not be
                                 ----------
assigned by operation of law or otherwise.

                  SECTION 10.9 - Governing Law. This Agreement shall be governed
                                 -------------
by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.


                  SECTION 10.10 - Counterparts. This Agreement may be executed
                                  ------------
in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               EXCEL COMMUNICATIONS, INC.



                               By:             /s/ John J. McLaine
                                               ---------------------------
                                  Name:        John J. McLaine
                                  Title:       Executive Vice President
                                               and Chief Financial Officer


                               NEW RES, INC.



                               By:             /s/ John J. McLaine
                                               ---------------------------
                                  Name:        John J. McLaine
                                  Title:       Executive Vice President


                               TELCO COMMUNICATIONS GROUP, INC.



                               By:             /s/ Donald A. Burns
                                               --------------------------
                                  Name:        Donald A. Burns
                                  Title:       President and Chief
                                               Executive Officer

                               T-SUB, INC.



                               By:             /s/ John J. McLaine
                                               --------------------------
                                  Name:        John J. McLaine
                                  Title:       Executive Vice President


                               E-SUB, INC.



                               By:             /s/ John J. McLaine
                                               --------------------------
                                  Name:        John J. McLaine
                                  Title:       Executive Vice President

NYFS10...:\41\44241\0003\1710\AGR5287B.51H